Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”), dated as of June 11, 2026, is made by and between RenX Enterprises Corp., a Delaware corporation (the “Company”), and Index Equity US, LLC, a Florida limited liability company (the “Debtholder”), as lender to the Company under that certain Equipment Loan Agreement, dated January 1, 2025 (the “Equipment Loan Agreement”), by and between the Company and the Debtholder, under which $7,169,072.79 of principal and accrued interest is currently outstanding (the “Outstanding Debt”). Each of the Company and the Debtholder being referred to individually as a “Party” and collectively as, the “Parties”.

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to exchange with the Debtholder, and the Debtholder desires to exchange with the Company, the Outstanding Debt for 7,169 shares of the Company’s Series C Convertible Preferred Stock, $.001 par value, having the powers, preferences and rights set forth in the certificate of designation (the “Certificate of Designation”) attached hereto as Exhibit A attached hereto (the “Preferred Shares”) and common stock purchase warrants to purchase 619,084 shares (the “Warrant Shares”) of the Company’s common stock, $0.001 par value (the “Common Stock”) with an exercise price equal to $2.895, subject to adjustment therein, and a term equal to five (5) years from the initial exercise date, in the form of Exhibit B attached hereto (the “Warrants”; and together with the Preferred Shares, the “Securities”).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Debtholder agree as follows:

1. Terms of Exchange. Upon execution of this Agreement, the Company agrees to issue to the Debtholder the Securities in exchange for the Outstanding Debt. The Outstanding Debt and any and all obligations of the Company to the Debtholder under the Equipment Loan Agreement shall be deemed fully satisfied by the exchange of the Outstanding Debt for the Securities, the Outstanding Debt shall be cancelled and the Debtholder will have no remaining rights, powers, privileges, remedies or interests under the Equipment Loan Agreement or in respect of the Outstanding Debt.

2. Further Assurances. The Company covenants to deliver the Warrants to Debtholder as soon as practicable following the execution of this Agreement. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

3. Representations and Warranties of the Debtholder. The Debtholder hereby makes the following representations and warranties to the Company:

a. Authorization. The Debtholder has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The Debtholder owns good and marketable title to the Outstanding Debt, free and clear of any liens or encumbrances and the Outstanding Debt has not been pledged to any third party.

b. Reliance on Exemptions. The Debtholder understands that the Securities are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Debtholder’s and compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Debtholder set forth herein in order to determine the availability of such exemptions and the eligibility of the Debtholder to acquire the Securities.

c. Information Regarding Debtholder. The Debtholder is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act and is not subject to any “bad actor” disqualification event in Rule 506(d)(1)(i)-(viii) of the Securities Act. The Debtholder is acquiring the Securities for the Debtholder’s own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and the Debtholder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness, or commitment providing for the disposition thereof.

d. Exchange Cap. The Debtholder acknowledges that shares of Common Stock issuable upon conversion of the Preferred Shares and the exercise of the Warrants are subject to an exchange cap (as defined in the Certificate of Designation and the Warrants, respectively) such that the Company will not issue shares of Common Stock upon a conversion of the Preferred Shares or the exercise of the Warrants if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue without breaching its obligations under the rules or regulations of its principal trading market.

d. Legend. The Debtholder understands that the Securities will be issued pursuant to an exemption from registration or qualification under the Securities Act and applicable state securities laws, and that the Securities shall bear a legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS CONVERTIBLE OR EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

4. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Debtholder:

a. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, this Agreement and the Warrants will each constitute the valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as any indemnification and contribution provisions may be limited by applicable law. The Certificate of Designation has been filed by the Company with the Secretary of State of Delaware.

b. Organization and Qualification. The Company is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted.

c. No Conflict. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Company’s certificate of incorporation or bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations applicable to the Company or by which any property or asset of the Company is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company.

d. Issuance of the Securities. The issuance of Securities has been duly authorized by the Company and upon issuance, in accordance with the terms of this Agreement, the Preferred Shares shall be validly issued, fully paid and non-assessable. The Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon conversion of the Preferred Shares and the exercise of the Warrants.

5. Miscellaneous.

a. Delisting Event. If the Common Stock is delisted from the Nasdaq Capital Market for 30 or more consecutive days on which the Nasdaq Capital Market is open for trading, and is not relisted on the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing), the Debtholder may elect, by written notice to the Company, to exchange the Preferred Shares for a unsecured promissory note of the Company bearing interest at 10% per annum, with a 24-month maturity.

b. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

c. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed under the laws of the State of New York, without regard to the choice of law principles thereof. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

e. Counterparts/Execution. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

f. Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the Parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between the Parties. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all Parties, or, in the case of a waiver, by the Party waiving compliance. Except as expressly stated herein, no delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

g. Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

RENX ENTERPRISES CORP.

By:	/s/ David Villarreal
Name:	David Villarreal
Title:	Chief Executive Officer

INDEX EQUITY US, LLC

By:	/s/ Bjarne Borg
Name:	Bjarne Borg
Title:	Manager